EXHIBIT 16.1


January 31, 2007


Securities and Exchange Commission
addressStreet100 F. Street, N.E.
CityplaceWashington, StateD.C. PostalCode20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by Dynamic Biometric Systems, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K dated January 12, 2007.

We have reviewed the contents of paragraph (a) of Item 4.01 of such Current Report on Form 8-K and agree with the statements contained therein.

Yours truly,

     /s/ Epstein, Weber & Conover, PLC


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